UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2008, Cellco Partnership (“Cellco”), doing business as Verizon Wireless, repaid in full the remaining borrowings outstanding under its $7,550,000,000 Credit Agreement dated June 5, 2008 between Cellco and Morgan Stanley Senior Funding Inc., as administrative agent, as amended (the “Credit Agreement”). Verizon Communications Inc. owns a controlling 55% interest in Cellco. The maturity date of the Credit Agreement was June 4, 2009.

On November 21, 2008, Cellco and its wholly owned subsidiary, Verizon Wireless Capital LLC (together with Cellco, the “Issuers”), issued $1,250,000,000 aggregate principal amount of 7.375% notes due 2013, and $2,250,000,000 aggregate principal amount of 8.500% notes due 2018 (collectively, the “Notes”). The Notes are the joint and several obligations of the Issuers. The Issuers intend to use the net proceeds from the sale of the Notes to finance a portion of the cost of purchasing the shares of Alltel Corporation (“Alltel”), which Cellco agreed to acquire on June 5, 2008, as well as costs associated with the refinancing of Alltel’s debt and related fees and expenses. In the event the acquisition of Alltel is not consummated, the Issuers intend to use the net proceeds from the sale of the Notes for general corporate purposes. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	November 25, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller